UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

164 West, 25th Street, 6th Floor, New York
New York 10001
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2009, Coda Octopus Group Inc. (the “Company”) received an ineligibility notice from the Finra, the self regulatory agency that governs the OTC Bulletin Board, as a result of the Company’s being delinquent in its reporting obligations three times in a 24 month period.  As a consequence, the Company’s common stock will be removed from quotation on the OTC Bulletin effective at the open of business on October 1, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b)              Effective September 15, 2009, Jody Frank, Nick Franks, Faith Griffin and Paul Nussbaum resigned their positions as members of the board of directors of the Company.  In addition, effective September 23, 2009, Jason Reid and Jody Frank resigned their positions as President and Chief Executive Officer and Chief Financial Officer, respectively.  Mr. Reid has agreed to remain as a member of the Board for a six month period to assist the Company in its reorganization efforts.

(c)-(d)              Mr. Geoff Turner, previously the Company’s President of European Operations, has been appointed as the Company’s Chief Executive Officer and has been elected a member of the Board to fill one of the existing Board vacancies.

Mr. Turner has been employed by the Company since May 2006, and, since November 1, 2007, as President European Operations. Mr. Turner is also a Director of the Company’s subsidiaries, Coda Octopus Martech Limited, Coda Octopus (UK) Holdings Limited, and Coda Octopus Products Limited. He has been involved in the IT industry for over 30 years, in both technical and commercial roles. He spent the 13 years up to 1999 with GE Information Services (& International Network Services), the then global market leader in Electronic Commerce, where he was Director of Business Development for Europe, Middle East and Africa. During this time, in addition to his business development roles he held posts as Software Products Director, and in global sales channel management, establishing new sales channel in over 35 countries.

Mr. Turner will continue to be compensated at the same rate as previously with a commitment on the part of the Company to review his compensation within three months.

The Company intends to establish a committee whose function will be to design a reorganization and recapitalization plan.  This body is expected to be structured either as a committee of the Board or as a separate body that will include board members as well as representatives of certain of the Company's existing investors and reorganization professionals.

The resignations follow the Company’s previous announcement that it is evaluating its assets, business, management and cash requirements, as disclosed in its Current Report on Form 8-K that was filed on September 22, 2009.  All non-executive  resignees were given the opportunity to retain their positions on the Board of the Company.  Nevertheless, the Company believes that it is in a position to enhance its operating performance and stockholder value, including restructuring its balance sheet, reducing costs and negotiating with its existing investors to address the Company’s liquidity issues and implementing a revised strategic plan.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements.

None.

(b)     Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2010

Coda Octopus Group, Inc.

/s/ Geoff Turner
Chief Executive Officer